UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2006

APPLE REIT SEVEN, INC.

(Exact name of registrant as specified in its charter)

Virginia	333-125546	20-2879175
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Seven, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 19, 2006, we caused our indirect wholly-owned subsidiary, Apple Seven Hospitality Texas, L.P., to purchase a hotel located in Brownsville, Texas from BMC Hotel Property, Ltd. The purchase contract was assigned to our purchasing subsidiary by Apple Six Hospitality Texas, L.P. The hotel acquired by our purchasing subsidiary is a Courtyard by Marriott® containing 90 guest rooms. The purchase price for the hotel was $8,550,000. The seller has no material relationship with us or our subsidiaries, other than through the purchase contract. The Company reimbursed Apple Six Hospitality Texas, L.P. for its costs under the purchase contract. The reimbursement payment did not constitute or result in a profit for Apple Six Hospitality Texas, L.P.

The purchase price under the purchase contract was funded by our ongoing offering of Units (with each Unit consisting of one common share and one Series A preferred share).

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Item 9.01. Financial Statements and Exhibits.

a.	Financial statements of businesses acquired.

(Financial statements will be filed as necessary by amendment within the required time period)

b.	Pro forma financial information.

(Pro forma financial information will be filed as necessary by amendment within the required time period)

c.	Shell company transaction.

None

d.	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Seven, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

June 20, 2006